EXHIBIT 4.151


                          DALE GOLD AMENDMENT AGREEMENT

This Amendment Agreement dated for reference the 15th day of December 2008

BETWEEN:

                  FREDERICK ROSS                         (as to 25%)
                  958 Park Avenue
                  Timmins, Ontario  P4N 7K9
                  Tel:  (705) 267-1791

                  GARRY WINDSOR                          (as to 25%)
                  756 McClinton Drive
                  Timmins, Ontario  P4N 4P8
                  Tel:  (705) 268-0095

                  BRUCE DURHAM                           (as to 25%)
                  1176 Delnite Road
                  Timmins, Ontario  P4N 7J6
                  Tel:  (705) 264-2144

                  CHARLES HARTLEY                        (as to 25%)
                  70C Mountjay Station North, #202
                  Tiimmins, Ontario  P4N 4V7
                  Tel:  (705) 267-3801

                  (hereinafter referred to collectively as the "Optionors")

                                                               OF THE FIRST PART

AND:

                  AMADOR GOLD CORP.
                  #711 - 675 West Hastings Street
                  Vancouver, British Columbia  V6B 1N2

                  (hereinafter referred to as the "Optionee")

                                                              OF THE SECOND PART

WHEREAS Amador and the Optionors entered into an option agreement dated for reference the 7th day of February 2007 (the "Dale Gold Agreement") and the parties wish to amend the Dale Gold Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1. Sections 3 and 4 to the Capitol Silver Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:

         "3.      TERMS OF THE OPTION

                  In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

                  (a)      pay  to  the   Optionors   $5,000  upon   receipt  of
                           regulatory approval (paid);

                  (b) pay to the Optionors a further $10,000 on or before March 26, 2007 (paid);

                  (c) pay to the Optionors a further $15,000 on or before March 26, 2008 (paid);

                  (d) pay to the Optionors a further $12,500 on or before March 26, 2009;

                  (e)      issue to the  Optionors  75,000  common shares of the
                           Optionee   upon   receipt  of   regulatory   approval
                           (issued);

                  (f) issue to the Optionors a further 75,000 common shares of the Optionee on or before March 26, 2008 (issued); and

                  (g) issue to the Optionors a further 150,000 common shares of the Optionee on or before March 26, 2009.

         4.       EXERCISE OF THE OPTION

         If the Optionee has paid $42,500 and issued 300,000 common shares to the Optionors, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionors."

2. Schedule "A" to the Dale Gold Agreement be deleted in its entirety and replaced with the Schedule "A" attached hereto.

3. In all other respects the terms of the Dale Gold Agreement remain as written.

4.       Time shall be of the essence of this Amendment Agreement.

5. The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

6. This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

7. This Amendment Agreement together with the Dale Gold Agreement constitute the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

8. This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.


AMADOR GOLD CORP.


Per: ________________________________
               Alan Campbell, Director



SIGNED and DELIVERED by                     )
FREDERICK ROSS in the presence of:          )
                                            )
/S/ GARRY WINDSOR                           )
------------------------------------------
Witness Signature                           )
                                            )
GARRY WINDSOR                               )
------------------------------------------
Name (printed)                              )      /S/ FREDERICK ROSS
                                                   -----------------------------
                                            )      FREDERICK ROSS
756 MCCLINTON DR., TIMMINS, ON, P4N 4P8     )
------------------------------------------
Address                                     )

SIGNED and DELIVERED by                     )
GARRY WINDSOR in the presence of:           )
                                            )
/S/ F.J. ROSS                               )
------------------------------------------
Witness Signature                           )
                                            )
F.J. ROSS )
Name (printed)                              )      /S/ GARRY WINDSOR
                                                   -----------------------------
                                            )      GARRY WINDSOR
958 PARK AVENUE, TIMMINS, ON, P4N 7K6       )
------------------------------------------
Address                                     )



SIGNED and DELIVERED by                     )
BRUCE DURHAM in the presence of:            )
                                            )
                                            )
Witness Signature                           )
                                            )
                                            )
Name (printed)                              )
                                                   -----------------------------
                                            )      BRUCE DURHAM
                                            )
Address                                     )



SIGNED and DELIVERED by                     )
CHARLES HARTLEY in the presence of:         )
                                            )
/S/ DARLENE WOJTCZAK                        )
------------------------------------------
Witness Signature                           )
                                            )
DARLENE WOJTCZAK                            )
------------------------------------------
Name (printed)                              )      /S/ CHARLES HARTLEY
                                                   -----------------------------
                                            )      CHARLES HARTLEY
774 LAVIGNE BLVD., TIMMINS, ON, P4N 8M7     )
------------------------------------------
Address                                     )

                                  SCHEDULE "A"

Referred to in the Amendment Agreement dated for reference the 15th day of December 2008 between FREDERICK ROSS, GARRY WINDSOR, BRUCE DURHAM, CHARLES HARTLEY and AMADOR GOLD CORP.
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The Property consists of the following claims in the Porcupine Mining Division of Ontario:

----------------------- ----------------------- ------------------- -------------------------- -------------------------
       TOWNSHIP              CLAIM NUMBER           # OF UNITS           RECORDING DATE              EXPIRY DATE
----------------------- ----------------------- ------------------- -------------------------- -------------------------
Horwood                      P-4202902                    4         November 25, 2005          November 25, 2009
----------------------- ----------------------- ------------------- -------------------------- -------------------------
Horwood                      P-203859                     2         September 20, 2005         September 20, 2010
----------------------- ----------------------- ------------------- -------------------------- -------------------------
Horwood                      P-4202902                   16         October 29, 2008           October 29, 2010
----------------------- ----------------------- ------------------- -------------------------- -------------------------
Horwood                      P-4202902                   12         October 29, 2008           October 29, 2010
----------------------- ----------------------- ------------------- -------------------------- -------------------------
Horwood                      P-4202902                   15         October 29, 2008           October 29, 2010
----------------------- ----------------------- ------------------- -------------------------- -------------------------
Horwood                      P-4202902                   12         October 29, 2008           October 29, 2010
----------------------- ----------------------- ------------------- -------------------------- -------------------------
TOTAL UNITS                                              61
----------------------- ----------------------- ------------------- -------------------------- -------------------------